THOMSON REUTERS EDITED TRANSCRIPT Q2 2018 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 30, 2018 / 12:30PM GMT THOMSON REUTERS | Contact Us 1 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Brian P. Logan Abercrombie & Fitch Co. - VP of Finance & Controller Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Kloppenburg Janine M. Stichter Jefferies LLC, Research Division - Equity Associate Julie Kim Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Marie Shayne Arcilla Evercore ISI Institutional Equities, Research Division - Research Analyst Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst PRESENTATION Operator Good day, everyone. Welcome to the Abercrombie & Fitch Second Quarter Fiscal Year 2018 Earnings Call. Today's conference is being recorded. (Operator Instructions) Now at this time, I'd like to turn the conference over to Mr. Brian Logan. Mr. Logan, please go ahead. Brian P. Logan Abercrombie & Fitch Co. - VP of Finance & Controller Thank you. Good morning, and welcome to our second quarter 2018 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Also joining us for the Q&A session will be Joanne Crevoiserat, Chief Operating Officer. Earlier this morning, we issued our second quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Before we begin, I would like to remind you that any forward-looking statements we may make today are subject to our safe harbor statement found in our SEC filings. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. Also, due to the calendar shift resulting from the 53rd week in fiscal 2017, second quarter comp sales are compared to the 13-week period ended August 5, 2017. With that, I will turn the call over to Fran. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thanks, Brian. Good morning, everyone, and thank you for joining us today. We are pleased with our second quarter performance, which capped off a strong first half of the year and demonstrated further progress against our strategic transformation. During the second quarter, we delivered another quarter of comp sales growth across both brands, gross margin expansion and expense leverage as we continued to execute our brands playbooks, aligning product, voice and experience. As we've said before, when these are aligned, they drive traffic and conversion. Importantly, we delivered the second quarter performance while continuing to invest in our key transformation initiatives. As previously discussed, these initiatives are focused on following 4 pillars: optimizing our global store network; enhancing our digital commerce fulfillment and omnichannel capabilities; streamlining our end-to-end concept to customer processes; and optimizing our marketing THOMSON REUTERS | Contact Us 2 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call investments, including leveraging our growing loyalty programs. Supported by strong progress against these initiatives, our second quarter performance reinforces the confidence we have in our ability to achieve the 2020 targets we set at our Investor Day earlier this year, including a low single-digit sales CAGR, with modest gross margin expansion and doubling of our 2017 adjusted EBIT margins by 2020. Moving on to the performance of our brands. The continuing improvement in external and internal brand health metrics is further evidence that the rollout of our playbook is delivering results. Both Hollister and Abercrombie were among the 5 U.S. retail closing brands in the YouGov BrandIndex, with the highest increase in Index 4 for the 12 months ended June 30, 2018. Our own internal voice of the customer and customer satisfaction survey report also showed year-on-year improvement. We recognize we still have a ways to go, but are pleased to be making consistent progress on a key indicator of our transformation efforts. Our customers remain at the center of all we do and that singular focus continues to drive our brand forward. Starting with to Hollister's performance. Hollister delivered comp sales up 4%, its seventh consecutive quarter of comp sales growth. The brand's continued momentum is evidence that our playbook is working. We saw growth across genders and channels, with the highest second quarter sales volume in the brand's history driven by the record second quarter of sales of jeans, swim and Intimates. We continue to focus our execution on aligning products voice and experience in order to drive traffic and conversion across channels. First, from an assortment perspective, our speed to market and concept to customer allowed us to capitalize in a number of fashion trends. In girls, we saw huge demand for smocking, tube tops and soft bottoms, including jumpsuits, rompers and skirts. In guys, our focus on tees and shorts hit off as we're able to offer a range of on-trend details, including taping and wash effects. Across genders, windbreakers were big and another example of how we are balancing wear now and seasonal transition. Secondly, Hollister's marketing continues to be an industry standout. Most recently, we launched our Carpe Denim campaign with leading recording artists Khalid and Noah Cyrus as the face of the campaign and supporting a multiyear anti-bullying initiative. Through our expanding High School Ambassador program, the Age Collective, and our High School Nation concert program, we remain close to our core customers and well positioned to understand evolving trends and preferences. Lastly, our physical stores continue to be an important part of our overall brand experience with our new and refurbished stores driving strong customer engagement. We are seeing continued enthusiasm for Gilly Hicks. We continue to invest behind this brand, with an updated focus on fit, sizing and assortment range with our back-to-school sets. This fall, we will devote additional space to Gilly Hicks and look forward to capitalizing on the brand's strong runway for growth in the years ahead. Moving on to Abercrombie. We are encouraged by the brand's progress. Abercrombie achieved a 2% comp this quarter, marking its third consecutive quarter of positive comp sales. Following Hollister, we are applying our customer-centric playbook to Abercrombie, a strategy that is already showing signs of success as we continue to stabilize the brand's performance. As part of our playbook, we continue to develop an ever-deepening understanding of our core customer as we focus on aligning product, voice and experience. From a product perspective, our customers are responding to what we've always been known for, namely style and quality. We have leveraged our closest customers and our agile supply chain to lead into certain trends, such as varsity and track. We saw great response to our emerging trends across bottom categories, including skirts, soft bottoms and denim. We were early to deliver side stripe denim, and we expect this trend to continue to be big in the third quarter. We also saw strong performance in men's core categories of tees, swim and shorts. On the marketing front, we continue to refine our approach and ramp-up activity, adapting learnings for this brand's target customers. We recently launched our A&F brand ambassador program, Team Abercrombie, with our first group of ambassadors going through THOMSON REUTERS | Contact Us 3 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call brand immersion on campus last month. These ambassadors help connect us tightly to our customers and help spread the word through authentic, user-generated content in the places that our digitally native customer spend their time. We've also added partnerships and launched campaigns that provide new avenues to reach our customers as well as provide unique, engaging experiences, including our partnership with Lifestyle Hospitality Group sbe and Jay-Z's Roc Nation. From an experience perspective, we continue to focus on creating engaging new environments, both off and online, with the latest being our new campus-based learning lab stores. In the appendix of the investor presentation, you'll see some images of our newest stores on OSU and USC campuses. Kids also had a strong quarter across genders and categories, with shorts, tees and swim performing strongly, and a good response to the launch of our Kids do Anything jeans. The Everybody collection continues to do well and in response to enthusiastic customer feedback and demand, we released a summer capsule and have plans for further collections in the back half of the year. Turning to our regional performance. The U.S. continued to deliver high single-digit comp sales growth with improved store productivity, brand health and customer engagements. In Asia, our investments in digital and Tmall continued to pay off, helping drive a solid performance. In Europe, we saw sequential comp sales decline driven primarily by Hollister, which was negatively impacted by the prolonged hot weather and some of our floorset transition assortments were not well suited to the hot weather and customers continued demand for wear now. We have adjusted our assortments and are going into the third quarter with inventory better positioned. At Abercrombie, the performance of our European flagship locations was consistent with prior quarters. We continued to take actions around assortment and store experience to drive improved conversion. As previously discussed, our focus remains on shifting from large-format A&F flagship stores to smaller mall-based stores and attracting a local customer base in order to grow our penetration in the European market. To this end, we are very pleased to open our first mall-based prototype store in the U.K. in Manchester in the coming days, and we look forward to building upon this initial milestone to capitalize on the opportunities ahead. Importantly, we are beginning to adapt and apply the learnings of our playbook to the European and Asian markets. As in the U.S., we believe the key to success is our obsessive focus on customer centricity. We're mobilizing our teams to get closer to our local customer in each of our markets, including leveraging our growing international loyalty programs data. We're also building on our local infrastructure and developing our teams and processes to ensure timely and market-specific insights to better informed localized planning, merchandising and marketing. While the rollout of our playbook in international markets will take time, we remain confident in our overall growth plan based on the past several years of consistent growth in Europe in Hollister, and our experience in building out a successful mall-based stores network in the region. I'd like to finish with an update on our transformation initiatives that will serve to enhance our operating model and drive margin expansion over time. You can see a summary of these initiatives on Slide 14 of our investor presentation. Starting with the optimization of our global store network. We remain focused on rightsizing our store fleet and adapting to the evolving role of the store as our customers' shopping preferences shift. Our focus on smaller, mall-based stores is a good example of the initiatives underway. Our new store formats both new stores and remodels across brands leverage the latest in our omni capabilities, both from a physical design and a technology perspective. Our associates are also equipped with handheld technology that will allow inventory search, active to loyal data, faster checkout and overall a better and more engaging customer experience. But we are still in the early stages. I'm pleased with our progress to date. In 2018, we plan to deliver approximately 70 engaging new customer experiences through prototypes and remodels, while also rightsizing or closing some of our less productive stores as detailed on Slide 13 of the investor presentation. For the year, we still plan to close up to 60 stores primarily in the U.S., the final number being dependent on lease negotiations and business outcomes. As a reminder, a key driver of our goal to double our 2017 adjusted EBIT margin by 2020 is improving store productivity. Over the past 2 years, total square footage has come down 7%, and we saw a mid-single-digit improvement in overall real estate productivity. Secondly, we are focused on enhancing our digital commerce fulfillment and omnichannel capabilities. In the second quarter, direct-to-consumer net sales increased 16% compared to last year, with another quarter of growth across both brands and geographies. THOMSON REUTERS | Contact Us 4 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 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AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call We continued to invest in innovation to ensure our digital capabilities are aligned with our customers' needs. Earlier this month, we were the first specialty apparel retailer to launch Venmo as a payment option on our apps. We know Venmo is increasingly popular payment option among our millennial and Gen Z customer base. It is a great example of putting the customer at the center of everything we do and innovating relentlessly to provide a seamless experience. Our third area of focus is streamlining our end-to-end concept to customer processes as we continue to invest in capabilities to position our supply chain for greater speed, agility and flexibility. We are focused on better leveraging data analytics to align our assortment with customer preferences to improve merchandise pricing and allocation. While we are still in the early stages of execution, we are encouraged by our progress to date as we evaluate a number of test-and-learn pilot programs underway. And lastly, we continue to optimize our marketing investments, including leveraging our growing loyalty programs. We're building on and fueling our marketing efforts with higher spend. In tandem with our test-and-learn approach, we are working to ensure the spend is being directed where it can have the greatest impact and return. We are very pleased with the continued growth of our loyalty programs, with total number accounts across brands passing the 20-million mark. It is particularly important because our loyalty club members continue to spend more and more often. Driving enrollment, expanding the membership and driving productivity for members are our key priorities. Our customer insights team is leveraging the data from these programs to help us drive engagements with our most valuable customers to exclude the product and experiences, such as gift with purchase offers and exclusive access to events. In summary, after a solid first half, we remain on track to achieve our full year expectations and our longer-term 2020 targets. More importantly, we continue to demonstrate that our brand playbooks are working as we align product, voice and experience. As we continue to move beyond stabilization of our brand, we have significant opportunities to drive shareholder value through our strategic transformation efforts as we pursue our goal of becoming one of the leading global omnichannel apparel retailers in the world. Now I'll turn the turn the call over to Scott and he will take you through the details of our second quarter results. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran, and good morning, everyone. As Fran mentioned, we are pleased with our second quarter results. Importantly, we drove the top line, expanded gross margin and delivered another quarter of expense leverage, while investing in the transformation of the business. Going through our second quarter results in more detail, net sales were $842 million, up 8% from last year, with the calendar shift resulting from the 53rd week in 2017 accounting for approximately $30 million or 4 percentage points of the increase, and foreign currency accounting for approximately $8 million or 1 percentage points of the increase. Comp sales increased 3%, with Hollister up 4% and Abercrombie up 2%. The U.S. business remained strong across both brands, with comp sales for the quarter up 7% as we continue to execute to our playbooks aligning product, voice and experience, driving higher traffic and conversion and improving brands health metrics. Internationally, comp sales remained positive in Asia, driven by strength in Tmall and the digital business. This was more than offset by a decline in Europe, as Fran covered earlier, resulting in international comp sales down 4%. Our direct-to-consumer business continued to perform strongly with solid growth across both brands in the U.S. and international markets. For the quarter, DTC net sales were up 16% and comp sales were up 11% and were approximately 26% of total sales. Gross margin rate was 60.2%, a 110 basis points higher than last year. On a constant currency basis, gross margin rate was up 70 basis points. Both AUR and AUC were lower in the quarter due primarily to department mix. Our gross margin expansion was primarily driven by lower cost on like-for-like items in some of our higher-volume seasonal categories. On AUR, we were able to reduce our promotional intensity in the U.S, but we invested in markdowns in Europe to ensure we came into the fall season in a clean inventory position. I'll now recap the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. THOMSON REUTERS | Contact Us 5 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call Excluded from our second quarter adjusted operating results were pretax, store asset impairment charges of $9 million compared to $6 million last year. Starting with expense. Adjusted operating expense, excluding other opening income, was up 4% to last year on higher sales, resulting in 220 basis points of expense leverage. In addition to higher sales, the expense leverage was also driven by lower store occupancy costs coupled with savings from our ongoing continuous profit improvement initiative. This was partially offset by increased investments in marketing, which are driving improvement in customer engagement and brand health, investment in our transformation initiatives and higher performance-based compensation. Adjusted operating income for the quarter was $9 million compared to a loss of $15 million last year and included benefits from foreign currency of approximately $1 million. The adjusted effective tax rate for the quarter was 11%, which excludes discrete tax charges of $2 million related to the Tax Cuts and Jobs Act of 2017. Adjusted net income per diluted share was $0.06 compared to a net loss of $0.16 last year and included benefits from foreign currency of approximately $0.01. Turning to the balance sheet. We believe we have a strong financial position and a necessary liquidity available to execute against our strategic plans. We ended the quarter with $581 million in cash compared to $422 million last year. And $253 million in gross borrowings outstanding compared to $268 million last year. We also ended the second quarter with inventory down 3% compared to last year, slightly lower than our expectations coming into the quarter as we accelerated the sell-through of spring merchandise, as I mentioned earlier. Looking forward, we expect inventory to up low to mid-single-digits at the end of the third quarter in advance of the peak holiday selling periods. Turning to our outlook for 2018 on Slide 16 of the investor presentation. We remain on track with the outlook we provided last quarter. We continue to expect both comp sales and net sales to be up in the range of 2% to 4%, despite a reduction in anticipated foreign currency (inaudible). For the full year, we now expect foreign currency to benefit net sales by approximately $20 million, with an adverse impact to net sales of approximately $15 million in the second half of the year. Consistent with our previous outlook, the loss of 2017's 53rd week is expected to adversely impact net sales by approximately $40 million as detailed on Slide 15 of the investor presentation. For the third quarter, we expect net sales to be approximately flat to last year, including adverse impacts from the calendar shift of approximately $20 million and foreign currency headwinds. We continue to expect the gross margin rate for the year to be up slightly compared to the 2017 rate of 59.7%, driven by slightly higher average unit retail, including full year benefits from foreign currency and lower promotional activity and slightly lower AUC. For the full year, we now expect GAAP operating expenses to be up approximately 2.5% from fiscal 2017 adjusted operating expense of $2 billion compared to approximately 2% previously due to asset impairment charges incurred during the second quarter. On an adjusted basis, excluding $14 million of charges recognized to date related to asset impairments and certain legal matters, our outlook has not changed, and we continue to expect to drive leverage for the full year. For the third quarter, operating expense is expected to be up 2% to 3% from fiscal 2017 adjusted operating expense of $489 million, reflecting continued investments in marketing and our transformation initiatives, partially offset by cost savings from our ongoing profit improvement initiatives. We now expect the full year GAAP effective tax rate to be in the mid- to upper 30s, including tax charges of approximately $9 million related to the share-based compensation awards, the majority of which were reflected in our first quarter results. The expected full year GAAP effective tax rate now also includes tax charges of $2 million related to the Tax Cuts and Jobs Act of 2017 provisional estimate, which will be excluded from adjusted non-GAAP results. As a result, the estimated impact related to the act continues to be provisional and subject to further analysis, interpretation and clarification, which could result in further changes to the estimate during 2018. For the third quarter, we expect the effective tax rate to be in the mid-30s, including tax charges of approximately $2 million related to THOMSON REUTERS | Contact Us 6 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call share-based compensation awards. Moving on to capital allocation. For 2018, we continue to expect capital expenditures to be in the range of $135 million and $140 million. Our CapEx plans for the year include approximately $85 million for store updates and new stores and between $50 million and $55 million for the continued rollout of omnichannel and CRM capabilities, including our loyalty programs and IT systems in schools. Consistent with what we said before, as we move through 2018, we expect to exceed our internal target minimum liquidity levels as we evaluate opportunities to accelerate potential investments. These will include store closures, including flagship leased buyouts and takeouts, store remodels and rightsizes, new store openings as well as to accelerate our transformation efforts based on the findings from a number of pilots currently underway. After investing in projects that have the highest return on a risk-adjusted basis, our remaining capital allocation priority is to return cash to shareholders through dividends and share repurchases, which are evaluated quarterly. During the second quarter, we repurchased approximately 1 million shares at an aggregate cost of $25 million. Overall, we have repurchased a total of 1.7 million shares at an aggregate cost of approximately $44 million year-to-date, reflecting confidence in our long-term plan and our continued commitment to increase shareholder returns. As on quarter-end, we had approximately 5 million shares remaining available for purchase under our publicly announced stock repurchase authorization. In addition, we recently announced that our Board of Directors approved a $0.20 quarterly dividend. With that, I will turn the call back over to Fran. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thank you, Scott. We had another strong quarter of execution and we are on track to deliver another year of progress, including top and bottom line growth in operating margin expansion in 2018 while investing in our ongoing transformation. We are pleased with our solid performance this quarter, our continued brand health improvement and the progress we are making across all our strategic initiatives. I would like to thank all of our associates around the world for their passion and commitment. It's only through our collective efforts that we've been able to make this progress. We continue to focus our efforts on transforming our operating model to deliver the best customer experience in a rapidly evolving retail environment. Thank you. And with that, I'll hand it back to Brian. Brian P. Logan Abercrombie & Fitch Co. - VP of Finance & Controller Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) Thank you. QUESTIONS AND ANSWERS Operator (Operator Instructions) We'll first go to Mark Altschwager with Baird. Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Just looking at the Q3 guide, I think net sales guidance of flat implies comps up around 3% for Q3, which would be about in line with Q2. But a pretty big acceleration on a 2-year basis. So assuming that math is right and correct me if I'm wrong, but maybe what gives you the confidence in the steady comp growth despite the tougher comparisons as we get into the back half. And along that vein, just any color on Back-to-School trends or quarter-to-date trends that you would call out? Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Mark, it's Fran. Thanks for your question. So we were pleased with our first half. We had a really solid first half. And that was driven by traffic conversion and product acceptance, and we expect that to continue to drive improvement as we head into the back half of the year. We are seeing strong response to our product strategies. Our playbooks continue to work. There are some exciting emerging trends happening. Our denim business continues. We've seen a nice reaction to soft dressing. As I mentioned earlier, the track details are working. We saw a terrific response to windbreakers. That's something that continues into the third quarter. Our must-win and must-grow categories gain importance as we head into the back half. With that, I will hand over to Scott and he'll give you a little bit more detail on the quarter. THOMSON REUTERS | Contact Us 7 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes, the math is correct, Mark. We do expect to drive positive comp sales in the back half. We do have the calendar shift that will hurt us in both the third and fourth quarter. But as Fran mentioned, we feel that we have the strategies in place to drive the comp on the comp. One additional point there is we will be driving additional marketing investment in the back half. And we have nice momentum on marketing in the first half and it's driving brand health as we mentioned. So we expect that to continue into the back half. Operator Next, we'll go to Simeon Siegel with Nomura. Julie Kim This is Julie Kim on for Simeon. Can you just give more color on the monthly comp cadence throughout the quarter and the traffic trends you saw for each brand in-channel? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes. We don't comment on the monthly trends. I will say that as we have moved through the first half of the year, we have been pleased with our traffic, especially in North America. We've been above what we see from the mall. And as we move into the back half, as we just mentioned, we expect to continue to drive traffic for all the reasons we mentioned. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And Julie, I would add that we're also seeing positive conversion and Fran touched on some of the product and assortment changes that we've made and the businesses that are really working. And the teams are really getting after the business with our chase capabilities, and where we see the customer responding to trend, we're able to get back into it. And that's what drove our conversion in the first half. We expect that to continue in the back half. Julie Kim And just a follow-up. Can you just talk about your current inventory position and composition by brand, channel or geography? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes. We're pleased with our current inventory position. As we mentioned, came into the quarter down 3, slightly below our expectations. But we proactively cleared through some of the inventory in Europe so that we would come into the Q3 clean. As Joanne just mentioned, we do have the idle supply chain and we continue to chase into that which is working, and we'll continue to do that throughout the quarter. But no issues on inventory and looking forward to the back half. Operator Next question comes from the line of Janet Kloppenburg with JJK Research. Janet Kloppenburg I was wondering if you could talk a little bit about the trends in Europe now that the weather has stabilized and is more seasonal. And also if you could talk about the inventory levels in Europe given the disappointing performance there in the second quarter? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll kick off with the inventory. Just to add on to the last point, we're in a good position in inventory across Europe and Asia. As I mentioned, we did clear through some of the inventory that wasn't working in Q2 proactively. So we're in a good position at this point. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Janet, it's Fran. So on a global basis, we had a solid Q2, which is driven really by continued strength in the U.S. Nice strong comps of plus 7 where we initially introduced our playbooks. Hollister was particularly strong at plus 9. At international markets, specifically, Asia continued to be strong, driven by our digital business, including our growing relationship with Tmall. In Europe, A&F was consistent with prior quarters. Hollister is where we saw the change. It was really impacted, as Scott, mentioned by the cadence of our seasonal floor sets. We believe we've addressed the issues and our inventories are clean heading into the third quarter. What it really does is it THOMSON REUTERS | Contact Us 8 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call highlights for us the opportunity to get closer to our customer by executing our playbooks on a more localized basis internationally. We are also currently building on our local infrastructure and developing our teams for timely market-specific insights to better inform our planning, our merchandising and our marketing efforts. Operator Next, we'll go to Susan Anderson with B. Riley FBR. Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst I just wanted follow-up maybe on Europe. So it sounds like the inventory is clean there. I guess, what your confidence level on the Hollister brand that it was really kind of a weather initiative -- or weather problem and not really being in stock for that type of weather? And your thoughts just around that kind of getting back on track in the back half? And, I guess, for each of the brands, maybe if you could just talk about the customer base you feel that you're bringing new customers into the brand, particularly in the U.S. and with Abercrombie. Is that target customer are you reaching that -- 20-something customer that you're targeting? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Yes, this is Joanne, Susan. I'll kick it off and let Fran add some color. But we have a solid business model in Hollister, in Europe, specifically. Over the past 2 years, we've driven very consistently, driven positive comps in that. In the first half of this year, we had an opportunity to better understand customer transition -- or assortment transitions for our customer. We have seen that customer behave differently in terms of when they're expecting seasonal transitions, and over time we've made adjustments in that timing. This year sort of amplified the opportunity for us to get even closer to our customer. We overreacted to slower selling coming out of the first quarter. We sold through our warm wear seasonal categories too quickly and frankly ran out of ammunition as we moved through the quarter and the weather turned much warmer for much longer. So as Fran mentioned, we're very focused on continuing to build on the infrastructure that we do have there. We have a very profitable business model in Hollister in those mall-based stores. And our focus is really getting closer to the customer and bringing more localized merchandising and marketing efforts in the region. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director And regarding to the second part of the question, I think you're specifically looking at the A&F brand, and we are pleased with our progress in A&F. We continue to build momentum in that brand and it was our third consecutive quarter of positive comps. Nice indication on our brand health index has been increasing each quarter, which is a very strong sign for us. As the teams continue to get closer to the customer, there is evidence that our playbook is working. We've announced recently some exciting partnerships that we have coming up between sbe and Made in America coming up this weekend. We also recently launched our Team Abercrombie, which is our brand ambassador program, which is really helping us get closer to the customer. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And this is Joanne. I'll jump in on that one more time and just talk about some of the innovation that we're introducing that is very relevant to our customer base. The Venmo innovation that we added to our apps this past quarter has been incredibly well received. And very interestingly even we're getting much stronger engagement in A&F. So the A&F target customer is very engaged with the brand and love the seamless experience they get in our app with the addition of that Venmo payment option. Operator And next, we'll go to Brian Tunick with RBC. Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP This is Kate on for Brain. I guess, first on the slightly up gross margin expectation for the year, can you just speak to what you are thinking about in terms of domestic and internationally, at least on a constant currency basis. Sounds like you used pricing as a lever this quarter to move through inventory in Europe, which I appreciate. But just overall views on flexibility on pricing in Europe in particular as that market maybe remains a bit weaker. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Sure, Kate, I'll grab this one. We were pleased with the margin expansion we saw in the first half into Q2. As we think about the back half, we do expect a slight AUR growth and that's more on a global basis, forgetting about the FX. On the cost side, we have baked in some THOMSON REUTERS | Contact Us 9 ©2018 Thomson Reuters. All rights reserved. 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AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call potential transportation pressure on the back half. But as we move forward and think about the full year in total, we're still expecting a slight up on gross margin and that will be driven by a slight up in AUR and a slight down in AUC. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And the opportunity, Kate, that we see in terms of AUR is really to step away from some of that promotional activity, where we have quite a bit higher promotional activity in the North American market and U.S. specifically. So our efforts have been focused on improving brand health and stepping away from some of that activity. We did have success in the first half in doing that, and we continue to look for ways to do that moving forward. And we're seeing the nice payoff improvement in brand health too as we do that. Operator (Operator Instructions) We'll next go to Marni Shapiro with Retail Tracker. Marni Shapiro The Retail Tracker - Co-Founder Can I just dig in a little bit? I want to review the SG&A. It sounds like you do expect leverage in the back half of the year. Is that true in both quarters? And then could you talk a little bit about the marketing spend? Is the expected marketing spend in the back half raised versus the previous guidance? And is it across globally? Is it across both brands? Just curious whether that many -- where the spend is going? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Marni, it's Scott. I will grab this one. Yes, OpEx, we were pleased with the leverage we saw in the first half. As we think about the back half, we will continue to invest in marketing. We are very pleased with the returns we're seeing on the higher marketing year-over-year that we invested in, in the first half of the year. As we move into the second half, we will invest in that marketing again year-over-year. The majority of that comes into the U.S., but there is a piece, obviously, internationally. As we think about leverage, obviously, the calendar shift was a bit of a help in the front half that will get a bit of a headwind in terms of leverage in the back half from the calendar shift flipping against us. As we move to the full year, we continue to expect operating expense leverage on a full year basis, including all the investments we've talked about, marketing, investing in digital, as well as our transformation initiatives. And that is all baked into the outlook. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And Marni, this is Joanne. I'll just comment on our marketing spend. We are focused on increasing our investments, but also making that spend work a little harder for us. Part of our trnasformation initiatives is focused on leveraging data and analytics to better measure our marketing spend and make sure it's positioned in the places where it drives the highest return. We've already seen some early wins from that work in the first half and we've repurposed some of our marketing. We're also investing in the opportunities to better segment using all of our loyalty data, and that growing asset that we have. And we're beginning to improve our communications and outreach to our best customers through those programs. But that will all also impact the back half of the year. Marni Shapiro The Retail Tracker - Co-Founder Are you guys spending against what you are doing in Tmall with Tmall? Like how's the spending in China versus what you're doing here? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Yes, we are continuing to invest globally and Tmall is definitely a piece of that. We've seen really nice acceleration in our business and our relationship with Tmall. We had a fantastic event this quarter with the A&F brand, and a key influencer in the market and saw a really nice business response on Tmall with that effort. So we are looking at our marketing spend globally. Operator We'll next go to Janine Stichter with Jefferies. THOMSON REUTERS | Contact Us 10 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call Janine M. Stichter Jefferies LLC, Research Division - Equity Associate I had still a couple of questions. I want to ask quickly about tourism. Did you see any change in the first quarter either in tourism to the U.S. or tourism trends internationally relative -- in the second quarter relative to the first quarter? And then on the promotions. You mentioned you've been pulling back on the -- in the U.S. and seeing some success with that. Could you talk a little bit about how you see the opportunity to pull back on the broader store-wide promotions by marketing more directly to the loyalty consumer? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll kick off with the first one on tourism. We have seen a bit of softness in tourism, but really for us, it's been centralized in Florida. Obviously, if you track the Brazilian customer, the currency has been hit pretty hard over the past couple of quarters. So we did see that impact on our tourist business in Florida. We talked earlier a bit about A&F, the tourism market in Europe. We haven't seen a trend go either way there. That business has remained relatively consistent quarter-over-quarter. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And in terms of -- this is Joanne. But the opportunity to reduce promotions through our loyalty programs, we're excited about the engagement we are seeing from our loyalty programs from our loyalty members. We are finding that to be a terrific driver of traffic to our stores. We're seeing loyalty members engaged with us both for special events and special offers, but also, as they come back and redeem their rewards, we're seeing loyalty members spend more and we talk about spend more often in fact. We see the loyalty members spend 1.5 to 2x more than a non-loyalty member. So we're seeing very nice returns in our loyalty program, but we're really just scratching the surface and just beginning to leverage the data that we have. As we improve our abilities to segment that data and communicate with our customer, more personalized messages, we think there's more opportunity to come. Operator (Operator Instructions) We'll take the next question Dylan Carden with William Blair. Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Yes, just curious if you have any more detail on the gross margin upside in the second quarter? And then on, sort of, the pricing initiatives that you have going on in the back half, any timing or expected benefit from that? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll kick it off with the first half. Yes. As we mentioned in the prepared remarks, the up in gross margin in Q2 was really driven by cost on some of those higher-volume seasonal items, think about shorts, high core categories in the summer. Behind the scenes in AUR, it was really kind of a mix. We had the ability to walk -- we saw the ability to walk away from some promotions in the U.S. So we were able to get some AUR there. But we invested that AUR back into the international business to make sure those inventories came in clean. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And related to the pricing initiatives, we are working on implementing price optimization tools in the business. We're working through the implementation this year. We expect to see the benefit more in 2019 forward. Operator We'll take our next question from Omar Saad with Evercore ISI. Marie Shayne Arcilla Evercore ISI Institutional Equities, Research Division - Research Analyst This is Shayne Arcilla for Omar Saad. Following your special collaboration with Khalid within the Hollister brand, how are you thinking about expanding that sort of initiative, especially for A&F? Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Shayne, it's Fran. That initiative actually with Khalid continues through the back half of the year for us. He will be a strong part of our anti-bullying campaign as we move forward. It's been really well received by our customers. We have had really nice engagement on that THOMSON REUTERS | Contact Us 11 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

AUGUST 30, 2018 / 12:30PM GMT, Q2 2018 Abercrombie & Fitch Co Earnings Call program and it will continue into the back half. Exciting things happening with A&F. For example, this weekend, we are headline sponsor for Made in America concert, Jay-Z's music festival in Philadelphia. We just formed partnership with sbe Hospitality Group. So lots of exciting things coming up for that brand as well in the back half. Operator And it looks like there are no further questions at this time. So I'd like to turn over to Ms. Fran Horowitz for any additional or closing remarks. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thank you. We are excited about the second half of the year. Our global team is prepared and well equipped to compete and deliver top and bottom line growth in 2018, and I look forward to updating you all on our progress in November. Thank you for your continued interest and support. Operator That does conclude today's conference. We thank everyone, again, for their participation. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2018 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 12 ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.